[Execution Copy]


                                 AMENDMENT NO. 1
                                       TO
                         RECEIVABLES PURCHASE AGREEMENT



                  THIS AMENDMENT NO. 1 TO RECEIVABLES PURCHASE AGREEMENT (the "Amendment") dated as of February 17, 1999, is entered into by and among SYNTHETIC FUNDING CORPORATION, a Delaware corporation (the "Seller"), EAGLEFUNDING CAPITAL CORPORATION, a Delaware corporation ("Purchaser"), BANCBOSTON ROBERTSON STEPHENS INC. (formerly known as BancBoston Securities Inc.) ("BRSI"), as agent hereunder (in such capacity, the "Deal Agent"), and SYNTHETIC INDUSTRIES, INC., a Delaware corporation ("Synthetic"), as initial Collection Agent hereunder (in such capacity, the "Collection Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the "Agreement" (as defined below).

                                   WITNESSETH:

                  WHEREAS, the Seller, the Purchaser, the Deal Agent, Synthetic and the Collection Agent have entered into that certain Receivables Purchase Agreement dated as of December 18, 1997 (the "Agreement"), pursuant to which, among other things, the Seller has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Seller, undivided percentage interests in the Seller's Receivables; and

                  WHEREAS, the parties hereto have agreed to modify certain terms and provisions of the Agreement as set forth herein;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Amendments to the Agreement. Effective of the first date on which each of the conditions set forth in Section 2 hereof shall have been satisfied, the Agreement is amended as follows:

         (A) The definition of "Aggregate Reserves" is hereby amended as follows:

         (1) clause (i) of such definition is deleted in its entirety and the clause "(i) the Loss Reserve as in effect on such day, and" is substituted therefor.

         (B) The definition of "Concentration Limit" is hereby amended as follows:

         (1) clause (b) of such definition is deleted in its entirety and the following clause is substituted therefor:

(b) for any single Obligor having an indebtedness rating of at least "A-2" or its equivalent by each of S&P, Moody's and DCR (if rated by DCR) (but not satisfying the criteria set forth in clause (a) above), 15.0%;

         (2) clause (c) of such definition is deleted in its entirety and the following clause is substituted therefor:

(c) for any single Obligor having an indebtedness rating of at least "A-3" or its equivalent by each of S&P, Moody's and DCR (if rated by DCR) (but not satisfying the criteria set forth in either of clauses (a) or (b) above), 7.5%;

         (3) The penultimate sentence of such definition is deleted in its entirety and the following sentence is substituted therefor:

The parties hereto agree that, as of the date hereof and unless otherwise agreed to by each of the Deal Agent and the Seller, a "Special Concentration Limit" of 9.0% exists for Shaw Industries Inc.

         (C) The definition of "Eligible Receivables Balance" is hereby amended as follows:

         (1) clause (c) of such definition is deleted in its entirety and the following clause is substituted therefor:

(c) the excess of the Outstanding Balance of Eligible Receivables in respect of which the Obligor is not a resident of the United States or Canada over 4.0% of the Outstanding Balance of all Eligible Receivables.

         (D) The definition of "Loss Reserve Percentage" is hereby amended as follows:

         (1) clause (a) of such definition is deleted in its entirety and the following clause is substituted therefor:

(a) the sum of (i) the product (stated as a percentage) of (A) a factor of 2.0, times (B) the Loss Horizon Factor as of the last day of the most recently ended calendar month, times (C) the largest Loss Reserve Ratio for any of the next preceding twelve calendar months, computed as of the last day of each such month (including, without limitation, the most recently ended calendar month), (ii) the Dilution Reserve Percentage as of the last day of the most recently ended calendar month, and (iii) the Yield Reserve Percentage as of the last day of the most recently ended calendar month;

         SECTION 2.  Conditions Precedent. This Amendment shall become effective
as of the date first  set  forth   above  upon  satisfaction  of  the  following
conditions precedent:

(A) The Deal Agent shall have received:

                  (1)      eight fully executed copies of this Amendment; and

         (2) such other documents and information as the Deal Agent shall reasonably request.

         (B) The Purchaser shall have obtained confirmation from each of the three rating agencies rating the Commercial Paper that the amendments herein will not result in a withdrawal or downgrade of the current rating of the Commercial Paper; and

         (C) All of the fees and expenses referred to in Section 8 below and any other fees and expenses owing under Section 10.09 of the Agreement or any other agreement between the parties thereto shall have been paid in full.

         SECTION 3. Representations, Warranties and Covenants. Upon the effectiveness of this Amendment, the Seller hereby remakes and reaffirms all covenants, representations and warranties made by it (or deemed made by it) in the Agreement (except, in each case, to the extent that such covenants, representations or warranties expressly speak as to another date).

         SECTION 4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 5. Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of any provision hereof in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

         SECTION 6. Reference to and Effect on the Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "here-under", "hereof", "herein" or words of like import shall mean and be, and references to the Agreement in any other document, in-strument or agreement executed and/or delivered in connection with the Agreement shall mean and be, a reference to the Agreement as previously amended and as amended hereby. Except as otherwise amended by this Amend-ment, the Agreement as previously amended shall continue in full force and effect and is hereby ratified and confirmed.

         SECTION 7. Counterparts. This Amendment may be exe-cuted in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         SECTION 8. Fees and Expenses. The Seller hereby confirms its agreement to pay on demand all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Deal Agent with respect thereto.








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      [Amendment No. 1 to Receivables Purchase Agreement - signature page]


                  IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers there-unto duly authorized, as of the date first above written.


THE SELLER:                                 SYNTHETIC FUNDING CORPORATION


                                     By_________________________________
                                     Title:


THE COLLECTION AGENT:               SYNTHETIC INDUSTRIES, INC.


                                     By_________________________________
                                     Title:


THE DEAL AGENT:                     BANCBOSTON ROBERTSON STEPHENS INC.


                                     By_________________________________
                                     Title:


THE PURCHASER:                      EAGLEFUNDING CAPITAL CORPORATION

By:      BancBoston Robertson Stephens Inc., as its attorney-in-fact


                                                 By_______________________
                                                 Title: